Exhibit 107

CALCULATION OF FEE TABLE

FORM F-3

(Form Type)

MEDIGUS LTD.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered		Proposed Maximum Offering Price Per Unit		Maximum Aggregate Offering Price		Fee Rate	Amount of Registration Fee		Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be paid	Equity	Ordinary shares, no par value per share	Rule 457(o)		(1)		(2)		(3)
	Equity	Ordinary shares, as represented by American Depositary Shares(4)	Rule 457(o)		(1)		(2)		(3)
	Other	Warrants	Rule 457(o)		(1)		(2)		(3)
	Debt	Debt Securities	Rule 457(o)		(1)		(2)		(3)
	Other	Units	Rule 457(o)		(1)		(2)		(3)
	Unallocated (Universal) Shelf		Rule 457(o)		(1)		(2)	$30,000,000	(3)	0.00011020	$
Carry Forward Securities
Carry Forward Securities	—	—	—	—				—					—	—	—	—
	Total Offering Amounts							$30,000,000				$3,306
	Total Fees Previously Paid											—
	Total Fee Offsets											—
	Net Fee Due											$3,306

(1)	Such indeterminate number or amount of Registrant’s ordinary shares, ADSs, warrants, subscription rights and units as may, from time to time, be issued at indeterminate prices. In no event will the aggregate maximum offering price of all securities issued pursuant to this registration statement on behalf of the registrant exceed $30,000,000. Pursuant to Rule 416 of the Securities Act of 1933, as amended, this registration statement also includes additional ordinary shares issuable upon stock splits, stock dividends or similar transactions.

(2)	The proposed maximum aggregate offering price per security will be determined from time to time by the registrant in connection with the issuance by the registrant of the securities registered hereunder and is not specified as to each class of security pursuant to General Instruction II.D of Form F-3 under the Securities Act.

(3)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act. In no event will the aggregate offering price of all securities sold by the registrant from time to time pursuant to this registration statement exceed $30,000,000 million. Pursuant to Rule 457(o), the registration fee is calculated based on the maximum aggregate offering price of all securities listed.

(4)	The ordinary shares registered hereby may be represented by American depository shares (ADSs). ADSs evidenced by American depositary receipts issuable upon deposit of the ordinary shares registered hereby have been registered pursuant to a separate registration statement on Form F-6 (File No. 333-203937). Each ADS represents twenty (15) ordinary shares.